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                                                                     EXHIBIT 4.3
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                      CABLE DESIGN TECHNOLOGIES CORPORATION

                    2001 Long-Term Performance Incentive Plan

         1. Purpose. The purpose of the 2001 Long-Term Performance Incentive Plan (the "Plan") is to advance the interests of Cable Design Technologies Corporation, a Delaware corporation (the "Company") and its stockholders by (i) providing incentives to certain employees of the Company, directors and to certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company, including those who contribute significantly to the strategic and long-term performance objectives and growth of the Company and (ii) to enable the Company to attract, retain and reward the best available persons for positions of responsibility.

         2. Administration. The Plan shall be administered solely by the Board of Directors (the "Board") of the Company or, if the Board shall so designate, by a committee of the Board that shall be comprised of not fewer than two directors (the "Committee"); provided that the Committee may delegate the administration of the Plan in whole or in part, on such terms and conditions, and to such person or persons as it may determine in its discretion. References to the Committee hereunder shall include the Board where appropriate.

         The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority (except as may be delegated as permitted herein) to select the employees and other individuals to be granted Awards under the Plan, to determine the type, size and terms of the Award to be made to each individual selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to eligible individuals located outside the United States and to prescribe the form of the instruments embodying Awards made under the Plan. The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it deems necessary or desirable for the administration of the Plan. The Committee (or its delegate as permitted herein) may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee (or its delegate as permitted herein) in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made or to be made to Plan participants. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or as expressly provided by statute. Determinations to be made by the Committee under the Plan may be made by its delegates.

         3. Participation. Consistent with the purposes of the Plan, the Committee shall have exclusive power (except as may be delegated as permitted herein) to select the employees, directors and other individuals performing services for the Company who may participate in the Plan and be granted Awards under the Plan. Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion.

         4.  Awards under the Plan.

         (a) Types of Awards. Awards under the Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) "Stock Options," (ii) "Stock Appreciation Rights,"
     (iii) "Restricted Stock," (iv) "Performance Grants" and (v) any other type of Award deemed by the Committee in its discretion to be consistent with the purposes of the Plan (including, but not limited to, Awards of or options or similar rights granted with respect to unbundled stock units or components thereof, and Awards to be made to participants who are foreign nationals or are employed or performing services outside the United States). Stock Options, which include "Nonqualified Stock Options" (which may be awarded to participants or sold at a price determined by the Committee ("Purchased Options")) and "Incentive Stock Options" or combinations thereof, are rights to purchase common shares of the Company having a par value of $.01 per share and stock of any other class into which such shares may thereafter be changed (the "Common Shares"). Nonqualified Stock Options and Incentive Stock Options are subject to the terms, conditions and restrictions specified in Paragraph 5. Stock

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     Appreciation Rights are rights to receive (without payment to the Company)
     cash, Common Shares, other Company securities (which may include, but need not be limited to, unbundled stock units or components thereof, debentures, preferred stock, warrants, securities convertible into Common Shares or other property ("Other Company Securities")) or property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Common Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject to the terms, conditions and restrictions specified in Paragraph 6. Shares of Restricted Stock are Common Shares which are issued subject to certain restrictions pursuant to Paragraph 7. Performance Grants are contingent awards subject to the terms, conditions and restrictions described in Paragraph 8, pursuant to which the participant may become entitled to receive cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee.

          (b) Maximum Number of Shares that May be Issued. There may be issued under the Plan (as Restricted Stock, in payment of Performance Grants, pursuant to the exercise of Stock Options or Stock Appreciation Rights, or in payment of or pursuant to the exercise of such other Awards as the Committee, in its discretion, may determine) an aggregate of not more than 1,800,000 Common Shares, subject to adjustment as provided in Paragraph 14. In any one calendar year, the Committee shall not grant to any one participant options or SARs to purchase a number of shares of Common Stock, and shall not grant to any one participant Restricted Stock or Performance Grants, in excess of 100,000 shares. Common Shares issued pursuant to the Plan may be either authorized but unissued shares, treasury shares, reacquired shares, or any combination thereof; provided, however, that, unless and until this plan is approved by the Company's shareholders, only treasury shares shall be issued hereunder. If any Common Shares issued as Restricted Stock or otherwise subject to repurchase or forfeiture rights are reacquired by the Company pursuant to such rights, or if any Award is canceled, terminates or expires unexercised, any Common Shares that would otherwise have been issuable pursuant thereto will be available for issuance under new Awards.

          (c) Rights with respect to Common Shares and Other Securities.

                  (i) Unless otherwise determined by the Committee in its discretion, a participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a participant's rights pursuant to the Plan) shall have, after issuance of a certificate for the number of Common Shares awarded and prior to the expiration of the Restricted Period (as hereinafter defined) or the earlier repurchase of such Common Shares as herein provided, ownership of such Common Shares, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Common Shares (provided that such Common Shares, and any new, additional or different shares, or Other Company Securities or property, or other forms of consideration which the participant may be entitled to receive with respect to such Common Shares as a result of a stock split, stock dividend or any other change in the corporate or capital structure of the Company, shall be subject to the restrictions hereinafter described as determined by the Committee in its discretion), subject, however, to the options, restrictions and limitations imposed thereon pursuant to the Plan. Notwithstanding the foregoing, a participant with whom an Award agreement is made to issue Common Shares in the future, shall have no rights as a stockholder with respect to Common Shares related to such agreement until issuance of a certificate to him.

                  (ii) Unless otherwise determined by the Committee in its discretion, a participant to whom a grant of Stock Options, Stock Appreciation Rights, Performance Grants or any other Award is made (and any person succeeding to such a participant's rights pursuant to the
       Plan) shall have no rights as a stockholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him for such Common Shares or other instrument of ownership, if any. Except as provided in Paragraph 14, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.

          5. Stock Options. The Committee may grant or sell Stock Options either alone, or in conjunction with Stock Appreciation Rights, Performance Grants or other Awards, either at the time of grant or by amendment thereafter; provided that an Incentive Stock Option may be granted only to an eligible employee of the Company or any parent or subsidiary corporation. Each Stock Option (referred to herein as an "Option") granted or sold under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

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      (a) The option price may be less than, equal to, or greater than, the fair market value of the Common Shares subject to such Option at the time the Option is granted, as determined by the Committee, but in no event will such option price be less than 50% of the fair market value of the underlying
  Common Shares at the time the Option is granted; provided, however, that in the case of an Incentive Stock Option granted to such an employee, the option price shall not be less than the fair market value of the Common Shares subject to such Option at the time the Option is granted, or if granted to such an employee who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or any parent or subsidiary (a "Ten Percent Employee"), such option price shall not be less than 110% of such fair market value at the time the Option is granted; but in no event will such option price be less than the par value of such Common Shares.

      (b) The Committee shall determine the number of Common Shares to be subject to each Option. The number of Common Shares subject to an outstanding Option may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Option are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, received pursuant to exercise of a Stock Appreciation Right attached to such Option, or to the extent that any other Award granted in conjunction with such Option is paid.

      (c) The Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution or to a participant's family member (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto) by gift or a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended), and shall be exercisable during the grantee's lifetime only by him. Unless the Committee determines otherwise, the Option shall not be exercisable for at least six months after the date of grant, unless the grantee ceases employment or performance of services before the expiration of such six-month period by reason of his disability as defined in Paragraph 12 or his death.

      (d) The Option shall not be exercisable:

               (i) in the case of any Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Option, after the expiration of ten years from the date it is granted. Any Option may be exercised during such period only at such time or times and in such installments as the Committee may establish;

               (ii) unless payment in full is made for the shares being acquired thereunder at the time of exercise as set forth in paragraph (e) below; such payment shall be made in such form (including, but not limited to, cash, Common Shares, or the surrender of another outstanding Award under the Plan, or any combination thereof) as the Committee may determine in its discretion; and

               (iii) unless the person exercising the Option has been, at all times during the period beginning with the date of the grant of the Option and ending on the date of such exercise, employed by or otherwise performing services for the Company, or a corporation, or a parent or subsidiary of a corporation, substituting or assuming the Option in a transaction to which Section 424(a) of the Internal Revenue Code of 1986, as amended, or any successor statutory provision thereto (the "Code"), is applicable, except that

               (A) if such person shall cease such employment or performance of services by reason of his disability as defined in Paragraph 12 or early, normal or deferred retirement under an approved retirement program of the Company (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Option which has not expired and has not been fully exercised, such person, at any time within three years (or such period determined by the Committee) after the date he ceased such employment or performance of services (but in no event after the Option has expired), may exercise the Option with respect to any shares as to which he could have exercised the Option on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee;

               (B) if any person to whom an Option has been granted shall die holding an Option which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the Option has expired), exercise the Option with respect to any shares as to which the decedent could have exercised the Option at the

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               time of his death, or with respect to such greater number of shares as determined by the Committee; or

                    (C) if such person shall cease employment or performance of services while holding an Option which has not expired and has not been fully exercised, the Committee may determine to allow such person at any time within the one year (or three months in the case of an Incentive Stock Option) or such other period determined by the Committee after the date he ceased such employment or performance of services (but in no event after the Option has expired), to exercise the Option with respect to any shares as to which he could have exercised the Option on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee.

     (e) Unless otherwise determined by the Committee, payment for shares being acquired under any Option shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding Common Shares with a fair market value on the date of exercise equal to the aggregate exercise price payable with respect to the Options' exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of shares issuable upon exercise of the Options which, when multiplied by the fair market value of a Common Shares on the date of exercise, is equal to the aggregate exercise price payable with respect to the Options so exercised or (v) by any combination of the foregoing. Options may also be exercised upon payment of the exercise price of the shares to be acquired by delivery of the optionee's promissory note, but only to the extent specifically approved by and in accordance with the policies of the Committee.

     In the event a grantee elects to pay the exercise price payable with respect to an Option pursuant to clause (ii) above, (A) only a whole number of Common Shares (and not fractional Common Shares) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such Common Shares tendered in payment of the exercise price (and that such tendered Common Shares have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Shares must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such Common Shares tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee's broker to transfer, by book entry, of such Common Shares from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Shares, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the fair market value of the Common Shares tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender Common Shares having a fair market value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes).

     In the event a grantee elects to pay the exercise price payable with respect to an Option pursuant to clause (iv) above, (A) only a whole number of share(s) (and not fractional shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of Common Shares at least equal to the number of shares to be withheld in payment of the exercise price (and that such owned Common Shares have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of shares, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the fair market value of the shares withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of shares having a fair market value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes). Any withheld shares shall no longer be issuable under such Option (except pursuant to any Reload Option (as defined below) with respect to any such withheld shares).

     (f) In the case of an Incentive Stock Option, the amount of the aggregate fair market value of Common Shares (determined at the time of grant of the Option pursuant to subparagraph 5(a) of the Plan) with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all such plans of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

     (g) It is the intent of the Company that Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and

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any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent.

     (h) The Committee may provide (either at the time of grant or exercise of an Option), in its discretion, for the grant to a grantee who exercises all or any portion of an Option ("Exercised Options") and who pays all or part of such exercise price with Common Shares, of an additional Option (a "Reload Option") for a number of Common Shares equal to the sum (the "Reload Number") of the number of Common Shares tendered or withheld in payment of such exercise price for the Exercised Options plus, if so provided by the Committee, the number of Common Shares, if any, tendered or withheld by the grantee or withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload Option shall be the fair market value of the Common Shares on the grant date of the Reload Option.

     6. Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights either alone, or in conjunction with Stock Options, Performance Grants or other Awards, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

     (a) The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights. The number of Common Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Award of Stock Appreciation Rights are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, received pursuant to exercise of an Option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

     (b) The Award of Stock Appreciation Rights may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution or to a participant's family member (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto) by gift or a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended), and shall be exercisable during the grantee's lifetime only by him. Unless the Committee determines otherwise, the Award of Stock Appreciation Rights shall not be exercisable for at least six months after the date of grant, unless the grantee ceases employment or performance of services before the expiration of such six-month period by reason of his disability as defined in Paragraph 12 or his death.

     (c) The Award of Stock Appreciation Rights shall not be exercisable:

         (i) in the case of any Award of Stock Appreciation Rights which is attached to an Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Award of Stock Appreciation Rights, after the expiration of ten years from the date it is granted. Any Award of Stock Appreciation Rights may be exercised during such period only at such time or times and in such installments as the Committee may establish;

         (ii) unless the Option or other Award to which the Award of Stock Appreciation Rights is attached is at the time exercisable; and

         (iii) unless the person exercising the Award of Stock Appreciation Rights has been, at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by or otherwise performing services for the Company, except that

                  (A) if such person shall cease such employment or performance of services by reason of his disability as defined in Paragraph 12 or early, normal or deferred retirement under an approved retirement program of the Company (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Award of Stock Appreciation Rights which has not expired and

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     has not been fully exercised, such person may, at any time within three years (or such other period determined by the Committee) after the date he ceased such employment or performance of services (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which he could have exercised the Award of Stock Appreciation Rights on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee; or

           (B) if any person to whom an Award of Stock Appreciation Rights has been granted shall die holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which the decedent could have exercised the Award of Stock Appreciation Rights at the time of his death, or with respect to such greater number of shares as determined by the Committee.

     (d) An Award of Stock Appreciation Rights shall entitle the holder (or any person entitled to act under the provisions of subparagraph 6(c)(iii)(B) hereof) to exercise such Award and surrender unexercised the Option (or other Award), if any, to which the Stock Appreciation Right is attached (or any portion of such Option or other Award) to the Company and to receive from the Company in exchange thereof, without payment to the Company, that number of Common Shares having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the fair market value of one share, at the time of such exercise, over the exercise price (or Option Price, as the case may be), times the number of shares subject to the Award or the Option (or other Award), or portion thereof, which is so exercised or surrendered, as the case may be. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee, equal to the aggregate value of the Common Shares it would otherwise be obligated to deliver. Any such election by the Committee shall be made as soon as practicable after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right. The value of a Common Share, Other Company Securities or property, or other forms of payment determined by the Committee for this purpose shall be the fair market value thereof on the last business day next preceding the date of the election to exercise the Stock Appreciation Right, unless the Committee, in its discretion, determines otherwise.

     (e) A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Option (or other Award), or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in subparagraph 6(d) hereof.

     (f) No fractional shares may be delivered under this Paragraph 6, but in lieu thereof a cash or other adjustment shall be made as determined by the Committee in its discretion.

     7. Restricted Stock. Each Award of Restricted Stock under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:

     (a) The Committee shall determine the number of Common Shares to be issued to a participant pursuant to the Award, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

     (b) Restricted Stock awarded to a participant in accordance with the Award shall be subject to the following restrictions until the expiration of such period as the Committee shall determine, from the date on which the Award is granted (the "Restricted Period"): (i) a participant to whom an award of Restricted Stock is made shall be issued, but shall not be entitled to the delivery of a stock certificate, (ii) unless otherwise determined by the Committee, certificates representing Restricted Stock will be held in escrow by the Company on the participant's behalf during the Restricted Period and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power, (iii) the Restricted Stock shall not be transferable prior to the end of the Restricted Period, (iv) the Restricted Stock shall be forfeited and the stock certificate shall be returned to the Company and all rights of the holder of such Restricted Stock to such shares and as a shareholder shall terminate without further obligation on the part of the Company if the participant's continuous employment

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or performance of services for the Company shall terminate for any reason prior to the end of the Restricted Period, except as otherwise provided in subparagraph 7(c), and (v) such other restrictions as determined by the Committee in its discretion.

     (c) If a participant who has been in continuous employment or performance of services for the Company since the date on which a Restricted Stock Award was granted to him shall, while in such employment or performance of services, die, or terminate such employment or performance of services by reason of disability as defined in Paragraph 12 or by reason of early, normal or deferred retirement under an approved retirement program of the Company (or such other plan or arrangement as may be approved by the Committee in its discretion, for this purpose) and any of such events shall occur after the date on which the Award was granted to him and prior to the end of the Restricted Period of such Award, the Committee may determine to cancel any and all restrictions on any or all of the Common Shares subject to such Award.

     8. Performance Grant. The Award of the Performance Grant ("Performance Grant") to a participant will entitle him to receive a specified amount determined by the Committee (the "Actual Value"), if the terms and conditions specified herein and in the Award are satisfied. Each Award of a Performance Grant shall be subject to the following terms and conditions, and to such other terms and conditions, including but not limited to, restrictions upon any cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, issued in respect of the Performance Grant, as the Committee, in its discretion, shall establish, and shall be embodied in an instrument in such form and substance as is determined by the Committee:

        (a) The Committee shall determine the value or range of values of a Performance Grant to be awarded to each participant selected for an Award and whether or not such a Performance Grant is granted in conjunction with an Award of Options, Stock Appreciation Rights, Restricted Stock or other Award, or any combination thereof, under the Plan (which may include, but need not be limited to, deferred Awards) concurrently or subsequently granted to the participant (the "Associated Award"). As determined by the Committee, the maximum value of each Performance Grant (the "Maximum Value") shall be: (i) an amount fixed by the Committee at the time the Award is made or amended thereafter, (ii) an amount which varies from time to time based in whole or in part on the then current value of the Common Shares, Other Company Securities or property, or other securities or property, or any combination thereof or (iii) an amount that is determinable from criteria specified by the Committee. Performance Grants may be issued in difference classes or series having different names, terms and conditions. In the case of a Performance Grant awarded in conjunction with an Associated Award, the Performance Grant may be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid to or otherwise received by the participant, as determined by the Committee.

        (b) The award period ("Award Period") related to any Performance Grant shall be a period determined by the Committee. At the time each Award is made, the Committee shall establish performance objectives to be attained within the Award Period as the means of determining the Actual Value of such a Performance Grant. The performance objectives shall be based on such measure or measures of performance, which may include, but need not be limited to, the performance of the participant, the Company, one or more of its subsidiaries or one or more of their divisions or units, or any combination of the foregoing, as the Committee shall determine, and may be applied on an absolute basis or be relative to industry or other indices, or any combination thereof. The Actual Value of a Performance Grant shall be equal to its Maximum Value only if the performance objectives are attained in full, but the Committee shall specify the manner in which the Actual Value of Performance Grants shall be determined if the performance objectives are met in part. Such performance measures, the Actual Value or the Maximum Value, or any combination thereof, may be adjusted in any manner by the Committee in its discretion at any time and from time to time during or as soon as practicable after the Award Period, if it determines that such performance measures, the Actual Value or the Maximum Value, or any combination thereof, are not appropriate under the circumstances.

        (c) The rights of a participant in Performance Grants awarded to him shall be provisional and may be canceled or paid in whole or in part, all as determined by the Committee, if the participant's continuous employment or performance of services for the Company shall terminate for any reason prior to the end of the Award Period.

        (d) The Committee shall determine whether the conditions of subparagraph 8(b) or 8(c) hereof have been met and, if so, shall ascertain the Actual Value of the Performance Grants. If the Performance Grants have no Actual Value, the Award and such Performance Grants shall be deemed to have been canceled and the

     Associated Award, if any, may be canceled or permitted to continue in effect in accordance with its terms. If the Performance Grants have any Actual Value and:

          (i) were not awarded in conjunction with an Associated Award, the Committee shall cause an amount equal to the Actual Value of the Performance Grants earned by the participant to be paid to him or his beneficiary as provided below; or

          (ii) were awarded in conjunction with an Associated Award, the Committee shall determine, in accordance with criteria specified by the Committee (A) to cancel the Performance Grants, in which event no amount in respect thereof shall be paid to the participant or his beneficiary, and the Associated Award may be permitted to continue in effect in accordance with its terms, (B) to pay the Actual Value of the Performance Grants to the participant or his beneficiary as provided below, in which event the Associated Award may be canceled or (C) to pay to the participant or his beneficiary as provided below, the Actual Value of only a portion of the Performance Grants, in which event all or a portion of the Associated Award may be permitted to continue in effect in accordance with its terms or be canceled, as determined by the Committee.

     Such determination by the Committee shall be made as promptly as practicable following the end of the Award Period or upon the earlier termination of employment or performance of services, or at such other time or times as the Committee shall determine, and shall be made pursuant to criteria specified by the Committee.

     Payment of any amount in respect of the Performance Grants which the Committee determines to pay as provided above shall be made by the Company as promptly as practicable after the end of the Award Period or at such other time or times as the Committee shall determine, and may be made in cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof or in such other manner, as determined by the Committee in its discretion. Notwithstanding anything in this Paragraph 8 to the contrary, the Committee may, in its discretion, determine and pay out the Actual Value of the Performance Grants at any time during the Award Period.

     9. Deferral of Compensation. The Committee shall determine whether or not an Award shall be made in conjunction with deferral of the participant's salary, bonus or other compensation, or any combination thereof, and whether or not such deferred amounts may be

        (i) forfeited to the Company or to other participants or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company),

        (ii) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures and/or

        (iii) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of the Award, if any.

     10. Deferred Payment of Awards. The Committee may specify that the payment of all or any portion of cash, Common Shares, Other Company Securities or property, or any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Committee shall determine in its discretion. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Common Shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Committee in its discretion.

     11. Amendment or Substitution of Awards under the Plan. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder); provided that no such amendment shall adversely affect in a material manner any right of a participant under the Award without his written consent, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the participant's position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the Company, or any subsidiary, affiliate, division or department thereof, on the Plan or on any Award under the Plan. The Committee may, in its discretion, permit holders of Awards under the Plan to surrender outstanding Awards in order to exercise or realize the rights under other Awards, or in exchange for the grant of new Awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

     12. Disability. For the purposes of this Plan, a participant shall be deemed to have terminated his employment or performance of services for the Company and its Affiliates by reason of disability, if the Committee shall determine that the physical or mental condition of the participant by reason of which such employment or performance of services terminated was such at that time as would entitle him to payment of monthly disability benefits under any Company disability plan. If the participant is not eligible for benefits under any disability plan of the Company, he shall be deemed to have terminated such employment or performance of services by reason of disability if the Committee shall determine that his physical or mental condition would entitle him to benefits under any Company disability plan if he were eligible therefor.

     13. Termination of a Participant. For all purposes under the Plan, the Committee shall determine whether a participant has terminated employment with, or the performance of services for, the Company.

     14. Dilution and Other Adjustments. In the event of any change in the outstanding Common Shares of the Company by reason of any stock split, dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all of its assets, any distribution to stockholders other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires an adjustment in the terms of any Award (including, without limitation, the number and type of consideration subject to any Award), maximum number of awards to any one participant, or the number of Common Shares available for Awards, such adjustment may be made by the Committee and shall be final, conclusive and binding for all purposes of the Plan.

     In the event of the proposed dissolution or liquidation of the Company, all outstanding Awards shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, all restrictions on any outstanding Awards shall lapse and participants shall be entitled to the full benefit of all such Awards immediately prior to the closing date of such sale or merger, unless otherwise provided by the Committee.

     15. Designation of Beneficiary by Participant. A participant may name a beneficiary to receive any payment to which he may be entitled in respect of any Award under the Plan in the event of his death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion. The Committee reserves the right to review and approve beneficiary designations. A participant may change his beneficiary from time to time in the same manner, unless such participant has made an irrevocable designation. Any designation of beneficiary under the Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated beneficiary survives the participant and is living on the date on which any amount becomes payable to such a participant's beneficiary, such payment will be made to the legal representatives of the participant's estate, and the term "beneficiary" as used in the Plan shall be deemed to include such person or persons. If there are any questions as to the legal right of any beneficiary to receive a distribution under the Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the participant, in which event the Company, the Board and the Committee and the members thereof, will have no further liability to anyone with respect to such amount.

     16. Financial Assistance. If the Committee determines that such action is advisable, the Company may assist any person to whom an Award has been granted in obtaining financing from the Company (or under any program of the Company approved pursuant to applicable law), or from a bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of the Plan, including, but not limited to, to permit the exercise of an Award, the participation therein, and/or the payment of any taxes in respect thereof. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company, a guarantee of the obligation by the Company, or the maintenance by the Company of deposits with such bank or third party.

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

     17.  Miscellaneous Provisions.

          (a) No employee or other person shall have any claim or right to be granted an Award under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company, and the right to terminate the employment of or performance of services by any participants at any time and for any reason is specifically reserved.

          (b) No participant or other person shall have any right with respect to the Plan, the Common Shares reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

          (c) Except as may be approved by the Committee, a participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that any Option or similar right (including, but not limited to, a Stock Appreciation Right) offered pursuant to the Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the participant's lifetime only by him.

          (d) No Common Shares, Other Company Securities or property, other securities or property, or other forms of payment shall be issued hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

          (f) The Company shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit an eligible participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value on the date that the amount of tax to be withheld is determined equal to the amount of such taxes). Any election that a participant makes shall be irrevocable.

          (g) The expenses of the Plan shall be borne by the Company.

          (h) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and rights to the payment of Awards shall be no greater than the rights of the Company's general creditors.

          (i) By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

          (j) Fair market value in relation to Common Shares, Other Company Securities or property, other securities or property or other forms of payment of Awards under the Plan, or any combination thereof, as of any specific time shall mean such value as determined by the Committee in accordance with applicable law.

          (k) The masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

          (l) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder of any Common Shares issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act (or any successor provision) or any other applicable statute, rule or regulation.

          (m) The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

     18. Amendment and Termination of the Plan. The Board of Directors or the Committee, without the approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code, under the provisions of Section 422 of the Code or any successor thereto or by any listing requirements of the principal stock exchange on which the Common Stock is then listed.

     19. Plan Termination. This Plan shall terminate upon the earlier of the following dates or events to occur:

          (a) upon the adoption of a resolution of the Board terminating the Plan; or

          (b) ten years from the date the Plan is initially approved and adopted by the stockholders of the Company; provided, however, that the Board may, prior to the expiration of such ten-year period, extend the term of the Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Committee may make amendments permitted under Paragraph 11.

                               * * * * * * * * * *

                                       11